Exhibit 3.211.2

Form LLC-5.25
February 2002

Jesse White
Secretary of State
Department of Business Services
Limited Liability Company Division
Room. 357
Springfield, IL 62756
http://www.ilsos.net

Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)
Illinois
Limited Liability Company Act
Articles of Amendment

Filing Fee (see instructions).
SUBMIT IN DUPLICATE
Must be typewritten

This space for use by Secretary of State

Date Sept. 4, 2002
Assigned File # 0004-455-5
Filing Fee $100
Approved:
This space for use by Secretary of State [FILED]
1.	Limited Liability Company Name: Sun Mesa Properties, LLC

2.	File number assigned by the Secretary of State: 00044555

3.	These Articles of Amendment are effective on the file date or later date being _________________________, not to exceed 30 days after the file date.

4.	Articles of Organization are amended as follows: (Attach a copy of the text of each amendment adopted.)
☐	a)	Admission of a new member (give name and address below)

☐	b)	Admission of a new manager (give name and address below)

☐	c)	Withdrawal of a member (give name below)

☐	d)	Withdrawal of a manager (give name below)

☑	e)	Change in address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☑	f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box and c/o is unacceptable)

☐	g)	Change in the limited liability company’s name (list below)

☐	h)	Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization

☐	i)	Other (give information below)
2 N. LaSalle Street
Suite 725
Chicago, IL 60602
Cook County

LLC-5.25

5.	This amendment was adopted by the managers. S. 5-25(3)		☐ Yes	☑ No
	a)	Not less than minimum number of managers so approved.	☐ Yes	☑ No
	b)	Member action was not required.	☑ Yes	☐ No

6.	This amendment was adopted by the members. S. 5-25(4)		☐ Yes	☑ No
Not less than minimum number of members so approved.

7.	I affirm, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated:	8-27 (Month & Day)	,	. 02 (Year)	.

/s/ Zev Karkomi Signature

Zev Karkomi, Manager (Type or print Name and Title)

Sun-Mesa Properties, L.L.C. (If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)

INSTRUCTIONS: *	If the only change reported is a change in the registered agent and/or registered office, the filing fee is $25.

If other changes are reported, the filing fee is $100.